As filed with the Securities and Exchange Commission on May 10, 2012

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STAG Industrial, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-3099608
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

99 High Street, 28th Floor
Boston, Massachusetts 02110
(617) 574-4777

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Benjamin S. Butcher
Chairman, Chief Executive Officer and President
STAG Industrial, Inc.
99 High Street, 28th Floor
Boston, Massachusetts 02110
(617) 574-4777

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Jeffrey M. Sullivan, Esq.

Hunton & Williams LLP

421 Fayetteville Street, Suite 1400
Raleigh, North Carolina 27601
Tel:  (919) 899-3094

Fax:  (919) 899-3284

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offering only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount Being Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	7,590,000	$13.425	$101,895,750	$11,678
(1)

Including an indeterminate number of shares which may be issued with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of our common stock reported on the New York Stock Exchange on May 7, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities and the selling stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2012

PROSPECTUS

7,590,000 Shares

Common Stock

This prospectus relates to the possible issuance of up to 7,590,000 shares of our common stock in exchange for common units of limited partnership (“common units”) in STAG Industrial Operating Partnership, L.P., our operating partnership, tendered for redemption by one or more of the limited partners pursuant to their contractual rights, and the possible resale from time to time of some or all of such shares of common stock by the selling stockholders named in this prospectus.  We are registering the applicable shares of our common stock to provide the selling stockholders with freely tradable securities. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any of the holders of common units will request that our operating partnership redeem their common units, that upon any such redemption we will elect, in our sole and absolute discretion, to exchange some or all of the common units tendered for redemption for common stock, or that any shares of our common stock received in exchange for common units will be sold by the selling stockholders. The common units that may be redeemed by the selling stockholders were issued as part of our formation transactions that were effected on April 20, 2011, in connection with our initial public offering.

We will not receive any proceeds from the issuance of shares of common stock to the holders of common units or the resale of shares of common stock from time to time by such holders, but we have agreed to pay certain registration expenses. Selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents.  See “Selling Stockholders” and “Plan of Distribution.”

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “STAG.” On May 9, 2012, the last reported sales price of our common stock on the NYSE was $14.34 per share.

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock— Restrictions on Ownership and Transfer of Stock” in this prospectus for a description of these restrictions.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2012

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor any of the selling stockholders have authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates and this prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus is correct on any date after the date of the prospectus even though this prospectus is delivered or shares are sold pursuant to the prospectus at a later date. Since the date of the prospectus contained in this registration statement, our business, financial condition, results of operations and prospects may have changed.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “our company,” “we,” “us,” and “our” refer to STAG Industrial, Inc., a Maryland corporation, and its consolidated subsidiaries, including STAG Industrial Operating Partnership, L.P., a Delaware limited partnership, which we refer to in this prospectus as our “operating partnership.”

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration statement, selling stockholders may offer and sell shares of our common stock in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In connection with offerings by selling stockholders, we may file one or more prospectus supplements that would contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents.  See “Plan of Distribution.”

Our Company

STAG Industrial, Inc. is a fully-integrated real estate company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States. As of March 31, 2012, we owned 110 properties in 28 states with approximately 18.3 million rentable square feet, consisting of 62 warehouse/distribution properties, 28 manufacturing properties and 20 flex/office properties. As of March 31, 2012, our properties were 94.2% leased to 95 tenants, with no single tenant accounting for more than 4.1% of our total annualized rent and no single industry accounting for more than 11.1% of our total annualized rent.

We were incorporated on July 21, 2010 under the laws of the State of Maryland. We are organized and conduct our operations to qualify as a real estate investment trust (“REIT”) under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended (the “Code”). As a REIT, we generally will not be subject to federal income tax on our income to the extent we currently distribute our income to our stockholders and maintain our qualification as a REIT. We are structured as an umbrella partnership REIT (“UPREIT”) and own substantially all of our assets and conduct substantially all of our business through our operating partnership, STAG Industrial Operating Partnership, L.P., a Delaware limited partnership. As of March 31, 2012, we owned a 66.6% limited partnership interest in our operating partnership.

Our principal executive offices are located at 99 High Street, 28th Floor, Boston, Massachusetts 02110, and our telephone number is (617) 574-4777. Our website is www.stagindustrial.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

RISK FACTORS

Investing in our securities involves risks. Before exchanging common units for shares of common stock or purchasing any shares of common stock offered pursuant to this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 9, 2012, as well as the risks, uncertainties and additional information (i) discussed below, (ii) set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (iii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects. The following discussion of risk factors is not intended to be exhaustive, but to supplement those other discussions of risk factors with risk factors specific to this offering.

Risks Related to Exchange of Common Units for Common Stock

A limited partner should carefully consider the tax consequences of redeeming his or her common units.

The exercise of a limited partner’s right to require the redemption of his or her common units will likely be treated for federal income tax purposes as a sale of his or her common units. This sale will be fully taxable to such limited partner, and such limited partner will be treated as realizing for federal income tax purposes an amount equal to the sum of the cash or the value of the shares of our common stock received upon redemption of his or her common units, plus the amount of our operating partnership’s liabilities considered allocable to the redeemed common units at the time of the redemption. Depending upon a limited partner’s particular circumstances, it is possible that the amount of gain recognized, or even the tax liability resulting from that gain, could exceed the amount of cash and the value of other property, such as the shares of our common stock, received upon the disposition. If our operating partnership chooses to redeem common units by paying cash that is not contributed by us, a limited partner would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the amount of operating partnership liabilities allocable to the redeemed common units, exceeded such limited partner’s adjusted basis in all of such common units immediately before the redemption. In addition, if a limited partner exercises his or her right to tender common units for redemption within two years of the date he or she acquired such common units, he or she may be treated as having engaged in a “disguised sale” for federal income tax purposes with respect to the transaction in which he or she initially acquired such common units. See “Material Federal Income Tax Considerations—Tax Consequences of Redemption” for more information on these tax consequences.

An investment in our common stock is different from an investment in common units.

If a limited partner exchanges his or her common units for shares of our common stock, he or she will become one of our stockholders rather than a limited partner in our operating partnership. Although the nature of an investment in our common stock is similar to an investment in common units, there are also differences between ownership of common units and ownership of our common stock. These differences include:

•                form of organization;

•                management control;

•                voting and consent rights;

•                liquidity; and

•                federal income tax considerations.

See “Exchange of Common Units for Common Stock.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference each contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors including, without limitation:

•                  the factors included in our Annual Report on Form 10-K, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•                  the competitive environment in which we operate;

•                  real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•                  decreased rental rates or increasing vacancy rates;

•                  potential defaults on or non-renewal of leases by tenants;

•                  potential bankruptcy or insolvency of tenants;

•                  acquisition risks, including failure of such acquisitions to perform in accordance with projections;

•                  the timing of acquisitions and dispositions;

•                  potential natural disasters such as hurricanes;

•                  national, international, regional and local economic conditions;

•                  the general level of interest rates;

•                  potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or REIT tax laws, and potential increases in real property tax rates;

•                  financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

•                  lack of or insufficient amounts of insurance;

•                  our ability to qualify and maintain our qualification as a REIT;

•                  litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and

•                  possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section below entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K, as updated by our future filings.

USE OF PROCEEDS

We are filing the registration statement, of which this prospectus forms a part, pursuant to our contractual obligation to the holders of common units named in the section entitled “Selling Stockholders.” We will not receive any of the proceeds from the issuance of shares of common stock to such holders or the resale of shares of our common stock from time to time by such holders, but we will acquire additional common units in our operating partnership in exchange for any such issuances.  Consequently, with each redemption of common units our percentage ownership interest on our operating will increase.

The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, NYSE listing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of our stock of any class or series. As of May 9, 2012, there were 15,996,826 shares of our common stock issued and outstanding, 2,760,000 shares of the Series A Preferred Stock issued and outstanding, 7,590,000 common units in our operating partnership issued and outstanding, and 419,081 LTIP units in our operating partnership issued and outstanding.

Common Stock

Holders of our common stock are entitled to receive dividends or other distributions if and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends or other distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock (including the Series A Preferred Stock) and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Subject to the provisions of our charter restricting the transfer and ownership of shares of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock (including the Series A Preferred Stock), the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock, voting as a single class, may elect all of the directors then standing for election other than any preferred stock directors.

Holders of our common stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter, all shares of common stock have equal dividend, liquidation and other rights.

Pursuant to our charter, we cannot dissolve, amend our charter, merge, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by our board of directors and approved by the affirmative vote of stockholders holding at least a majority of all the votes entitled to be cast on the matter, except for amendments to our charter that would alter only the contract rights, as expressly set forth in the charter, of a specified class or series of stock with respect to which the holders of such class or series of stock has exclusive voting rights as provided in our charter.

Maryland law permits the merger of a 90% or more owned subsidiary with or into its parent without stockholder approval provided the charter of the successor is not amended other than in certain minor respects and the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged. Also, because Maryland law may not require the stockholders of a parent corporation to approve a merger or sale of all or substantially all of the assets of a subsidiary entity, our subsidiaries may be able to merge or sell all or substantially all of their assets without a vote of our stockholders.

Preferred Stock and Power to Reclassify Shares of Our Stock

As of May 9, 2012, there were 2,760,000 shares of the Series A Preferred Stock, with a liquidation preference of $25.00 per share, issued and outstanding.  We pay cumulative dividends on the Series A Preferred Stock, when and as authorized by our board of directors, at a rate of 9.0% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $2.25 per share). Dividends on the Series A Preferred Stock are payable quarterly in arrears on or about the last day of March, June, September and December of each year. The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon our liquidation, dissolution or winding-up.  Generally, we are not permitted to redeem the Series A Preferred Stock prior to November 2, 2016, except in limited circumstances relating to our ability to qualify as a REIT and in certain other circumstances related to a change of control (as defined in the articles supplementary). If we do not exercise our right to redeem the Series A Preferred Stock upon such a change of control, the holders of Series A Preferred Stock have the right to convert some or all of their shares into a number of shares of our common stock based on a defined formula subject to a cap. The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series A Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

Our charter authorizes our board of directors to reclassify any unissued shares of stock into any class or series of stock, including preferred stock, to classify any unissued shares of common stock or preferred stock or to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of preferred stock. Thus, our board of directors could authorize the issuance of shares of common stock with terms and conditions, or preferred stock with priority over our existing common stock with respect to distributions and rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for you or otherwise be in your best interest.

Power to Increase and Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase the aggregate number of shares of our authorized stock or the number of shares of stock of any class or series, to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to issue the classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Subject to the rights holders of Series A Preferred Stock to approve the classification or issuance of shares of a class or series of our stock ranking senior to the Series A Preferred Stock, the additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange on which our securities may be listed.

Restrictions on Ownership and Transfer of Stock

Our charter provides that our board of directors may decide whether it is in the best interests of our company to maintain status as a REIT under the Code. To qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year.

To help us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number and proportionate value of shares of our capital stock that a person may own. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of capital stock, or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock. In addition, the Series A Preferred Stock articles supplementary provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding Series A Preferred Stock. The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of our capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity.

Our charter also prohibits any person from:

•                beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code;

•                beneficially or constructively owning shares of our capital stock if such ownership would result in our being treated as a “pension-held REIT” under Section 856(h)(3)(D) of the Code;

•                transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons; or

•                beneficially or constructively owning shares of our capital stock if such ownership would cause us to constructively own 10% or more of the ownership interests in a tenant of our company or would cause any independent contractor to not be treated as such under Section 856(d)(3) of the Code, or

•                beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would otherwise cause us to fail to qualify as a REIT.

Any person who acquires, attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, and any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust (as described below), will be required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and certain of the restrictions described above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine or ensure our status as a REIT. In connection with our formation transactions, our board of directors granted a waiver to STAG GI Investments, LLC (“GI Partners”) and two affiliates of GI Partners to own up to 28.7% of our outstanding common stock.

Our board of directors may increase or decrease the ownership limits so long as the change would not result in five or fewer persons beneficially owning more than 49.9% in value of our outstanding capital stock. Any decrease in the ownership limits shall not apply to any person whose percentage ownership of capital stock is in excess of the decreased ownership limits until such time as such person’s percentage ownership of capital stock equals or falls below the decreased ownership limits.

However, if any transfer of our shares of stock or other event occurs that, if effective, would result in any person beneficially or constructively owning shares of our capital stock in excess, or in violation, of the above ownership or transfer limitations, referred to as a prohibited owner, then that number of shares of our capital stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of our capital stock that otherwise would cause any person to violate the above limitations will be void ab initio and the intended transferee will acquire no rights in our capital stock. Shares of our capital stock held in the charitable trust will continue to constitute issued and outstanding shares of our capital stock. The prohibited owner will not benefit economically from ownership of any shares of capital stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of capital stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of capital stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of capital stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of capital stock held in the charitable trust, and, subject to Maryland law, effective as of the date that such shares of capital stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

•                       rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

•                       recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of capital stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of capital stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•                the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•                the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of capital stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•                such shares will be deemed to have been sold on behalf of the charitable trust; and

•                to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of capital stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•                the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•                the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of capital stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each of our stockholders, whether or not an owner of 5% or more of our capital stock, must upon demand provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure our compliance with the ownership restrictions in our charter.

The ownership and transfer limitations in our charter could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our capital stock or might otherwise be in the best interest of our stockholders.

Stock Exchange Listings

Our common stock is listed on the NYSE under the symbol “STAG.” The Series A Preferred Stock is listed on the NYSE under the symbol “STAG Pr A.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and the Series A Preferred Stock is Continental Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are available from us upon request. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors constituting our full board of directors will be not less than the minimum number required by Maryland law, and our bylaws provide that the number of directors constituting our full board of directors will not exceed 15 and may only be increased or decreased by a vote of a majority of our directors. Pursuant to our charter, each member of our board of directors, other than a preferred director, is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of these directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of these directors. Directors are elected by a plurality of the votes cast.

Pursuant to Subtitle 8 of Title 3 of the MGCL, our charter provides that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the remaining directors constitute less than a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors. However, because of the board’s exclusive power to fill vacant directorships, stockholders will be precluded from filling the vacancies created by any removal with their own nominees, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors.

The Series A Preferred Stock articles supplementary provide that if dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, holders of shares of the Series A Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as preferred stock directors). The Series A Preferred Stock articles supplementary separately provide for the election, term, removal and filling of any vacancy in the office of the preferred stock directors.

Amendment to the Charter and Bylaws

Generally, our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of a majority of the votes entitled to be cast on the matter. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue. In addition, our charter provides that the board of directors, in setting the terms of any class or series of stock, may grant exclusive voting rights to the holders of the class or series of stock with respect to a charter amendment that would alter the contract rights, as expressly set forth in the charter, only of that specified class or series of stock. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws, except the following bylaw provisions, each of which may be amended only with the affirmative vote of a majority of the votes cast on such an amendment by holders of outstanding shares of common stock:

•               provisions opting out of the control share acquisition statute; and

•               provisions prohibiting our board of directors without the approval of a majority of the votes entitled to be cast by holders of outstanding shares of our common stock, from revoking, altering or amending any resolution, or adopting any resolution inconsistent with any previously adopted resolution of our board of directors, that exempts any business combination between us and any other person or entity from the business combination provisions of the MGCL.

In addition, any amendment to the provisions governing amendments of the bylaw provisions above requires the approval of a majority of the votes entitled to be cast by holders of outstanding shares of our common stock.

Additionally, the Series A Preferred Stock articles supplementary provide the holders of Series A Preferred Stock with voting rights with respect to certain amendments to our charter.

No Stockholder Rights Plan

We have no stockholder rights plan. We do not intend to adopt a stockholder rights plan unless our stockholders approve in advance the adoption of a plan or, if our board of directors adopts a plan for our company, we submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of adoption, without which the plan will terminate.

Dissolution

Our dissolution must be approved by a majority of our entire board of directors and by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

•               any person or entity who beneficially owns 10% or more of the voting power of our stock; or

•               an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•               80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

•               two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Our board of directors has adopted a resolution opting out of the business combination provisions. Our bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt any resolution inconsistent with any such resolution, with the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•               one-tenth or more but less than one-third;

•               one-third or more but less than a majority; or

•               a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock, and this provision of our bylaws may not be amended without the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•               a classified board;

•               a two-thirds vote requirement for removing a director;

•               a requirement that the number of directors be fixed only by vote of directors;

•               a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•               a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that, except as may be provided by the board of directors in setting the terms of any class or series of stock, vacancies on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we:

•               vest in the board the exclusive power to fix the number of directorships; and

•               provide that unless called by our chairman of our board of directors, our president, our chief executive officer or our board of directors or holders of one or more classes or series of preferred stock pursuant to rights specifically set forth in our charter with respect to such classes or series of preferred stock, a special meeting of stockholders may only be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•               actual receipt of an improper benefit or profit in money, property or services; or

•               active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•               the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•               the director or officer actually received an improper personal benefit in money, property or services; or

•               in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•               a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•               a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We entered into indemnification agreements with our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law.

The indemnification agreements provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•               the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•               the director or executive officer actually received an improper personal benefit in money, property or other services; or

•               with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe his or her conduct was unlawful.

The indemnification agreements also provide that upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•               the court determines the director or executive officer is entitled to indemnification under the applicable section of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•               the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper benefit under the applicable section of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the executive officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, executive officer or employee of our company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

In addition, the indemnification agreements require us to advance reasonable expenses incurred by the indemnitee within 20 days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•               a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•               a written undertaking by or on behalf of the indemnitee to repay the portion of any expenses advanced to the indemnitee relating to claims, issues or matters in a proceeding if it is ultimately established that the standard of conduct was not met.

The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

In addition, to the maximum extent permitted by law, our 2011 Equity Incentive Plan provides the members of our board of directors with limited liability with respect to actions taken or decisions made in good faith relating to the plan and indemnification in connection with their activities under the plan.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Meetings of Stockholders

Subject to the rights of holders of one or more classes or series of preferred stock specifically set forth in our charter, special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer, our president or, in the case of a stockholder requested special meeting, by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Additionally, the Series A Preferred Stock articles supplementary provide the holders of Series A Preferred Stock certain rights to have a special meeting called upon their request in connection with the election of the preferred stock directors.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•               pursuant to our notice of the meeting;

•               by the board of directors; or

•               by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only:

•               pursuant to our notice of the meeting; and

•               by the board of directors; or

•               provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Generally, in accordance with our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not later than 5:00 p.m., Eastern Time, on the 120th day, nor earlier than the 150th day, prior to the first anniversary of the date of mailing of the notice for the prior year’s annual meeting of stockholders. For a stockholder seeking to nominate a candidate for our board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of material provisions of the partnership agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the partnership agreement and applicable provisions of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”).

General

Our operating partnership, STAG Industrial Operating Partnership, L.P., has been organized as a Delaware limited partnership. We are considered to be an UPREIT, in which all of our assets are owned in a limited partnership, our operating partnership, of which a wholly-owned subsidiary of ours is the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income. The purpose of our operating partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the DRULPA, except that the limited partnership agreement (the “partnership agreement”) of our operating partnership requires the business of our operating partnership to be conducted in such a manner that will permit us to qualify as a REIT for federal income tax purposes. We are the indirect general partner of the operating partnership and, as of March 31, 2012, we owned 66.6% of our operating partnership.

Certain persons who contributed interests in properties and/or other assets pursuant to the formation transactions received common units in our operating partnership. In addition, our executive officers and independent directors have received LTIP units in our operating partnership. Holders of common units and LTIP units in the operating partnership are generally entitled to share in cash distributions from, and in the profits and losses of, the operating partnership in proportion to their respective percentage interests of common units and LTIP units in the operating partnership if and to the extent authorized by us and subject to the preferential rights of holders of outstanding preferred units, including the 9.0% Series A Cumulative Redeemable Preferred Units (the “Series A Preferred Units”). The Series A Preferred Units rank senior to the common units and LTIP units of our operating partnership and have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series A Preferred Stock described in “Description of Capital Stock—Preferred Stock—9.0% Series A Cumulative Redeemable Preferred Stock.” The units in the operating partnership are not listed on any exchange or quoted on any national market system.

We hold our assets and conduct our business through our operating partnership. Pursuant to the partnership agreement, we, as the owner of the sole general partner of our operating partnership, have full, exclusive and complete responsibility and discretion in the management and control of our operating partnership. Our operating partnership may admit additional limited partners in accordance with the terms of the partnership agreement. The limited partners of our operating partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership except as required by applicable law. Consequently, we, by virtue of our position as the owner of the general partner, control the assets and business of our operating partnership. However, any amendment to the partnership agreement that would:

•                materially alter or modify the redemption rights;

•                alter a limited partner’s right to receive distributions or allocations of profits and losses in a manner adverse to such partner;

•                convert a limited partner interest into a general partner interest; or

•                modify the limited liability of a limited partner;

will require the consent of each limited partner adversely affected thereby or else shall be effective against only those limited partners who shall have consented thereto.

Operations

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for federal income tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by our operating partnership, it is anticipated that our operating partnership will pay all of our administrative costs and expenses and our expenses will be treated as expenses of our operating partnership. Such expenses include:

•                all expenses relating to our formation and continuity of existence;

•                all expenses relating to any offerings and registrations of securities;

•                all expenses associated with our preparation and filing of any periodic reports under federal, state or local laws or regulations;

•                all expenses related to our compliance with applicable laws, rules and regulations; and

•                all other operating or administrative costs of ours incurred in the ordinary course of its business.

Distributions

The partnership agreement provides that our operating partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership’s property in connection with the liquidation of our operating partnership) on a quarterly (or, at the election of the general partner, more frequent) basis, in amounts determined by the general partner in its sole discretion, to us and the limited partners:

•                first, with respect to the Series A Preferred Units and any other units ranking on parity with the Series A Preferred Units as to distributions, in accordance with the rights of holders of such units, as applicable, and, within such class, among the holders of such units, pro rata in proportion to their respective percentage interests; and

•                second, with respect to any units that are not entitled to any preference in distribution, including common units and LTIP units, in accordance with the rights of holders of such units, as applicable, and, within such class, among the holders of such units, pro rata in proportion to their respective percentage interests.

Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, it is anticipated that any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If any partner has a deficit balance in its capital account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such partner shall have no obligation to make any contribution to the capital of our operating partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the partnership or to any other person for any purpose whatsoever.

Partnership Allocations

It is anticipated that income, gain and loss of our operating partnership for each fiscal year generally will be allocated among the partners in accordance with our operating partnership agreement. The allocations described above are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and U.S. Department of Treasury Regulations promulgated thereunder.

Capital Contributions and Borrowings

Under the partnership agreement, we are obligated to contribute the net proceeds of any subsequent offering of our common stock or preferred stock as additional capital to our operating partnership.

The partnership agreement provides that if our operating partnership requires additional funds at any time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership.

Issuance of Additional Limited Partnership Interests

As the owner of the sole general partner of our operating partnership, we are authorized, without the consent of the limited partners, to cause our operating partnership to issue additional units to us, to limited partners or to other persons for such consideration and on such terms and conditions as we deem appropriate. If additional units are issued to us, then, unless the additional units are issued in connection with a contribution of property to our operating partnership, we must (1) issue additional shares of our common stock or other securities, which securities have designations, preferences and other rights such that the economic interests attributable to such securities are comparable to the designations preferences and other rights, except voting rights, of the additional units issued to us and must contribute to our operating partnership the entire proceeds received by us from such issuance or (2) issue additional units to all partners holding units in the same class in the proportion to their respective interests in such class in our operating partnership. Consideration for additional partnership interests may be cash or other property or assets. No person, including any partner or assignee, has preemptive, preferential or similar rights with respect to additional capital contributions to our operating partnership or the issuance or sale of any partnership interests therein.

Our operating partnership may issue units of limited partnership interest that are common units, units of limited partnership interest that are preferred as to distributions and upon liquidation to our units of limited partnership interest and other types of units with such rights and obligations as may be established by the general partner from time to time.

Redemption Rights

Pursuant to the partnership agreement, on or after the date that is one year from the date of issuance, the limited partners holding common units (other than us) have the right to cause our operating partnership to redeem their common units for cash or, at our election, our common stock on a one-for-one basis, subject to adjustment, as provided in the partnership agreement. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption right to the extent the issuance of common stock to the redeeming limited partner would (1) be prohibited, as determined in our sole discretion, under our charter or (2) cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the Securities Act.  “For more information, see “Exchange of Common Units for Common Stock.”

No Removal of the General Partner

Our wholly-owned subsidiary may not be removed as general partner by the partners with or without cause.

Withdrawal of General Partner; Transfer of General Partner’s Interests

We cannot cause the general partner to withdraw from our operating partnership or transfer or assign its interest in our operating partnership unless:

•                the interests are transferred to a qualified REIT subsidiary;

•                the limited partners holding a majority of the outstanding partnership interests held by all limited partners consent; or

•                the general partner merges with another entity and, immediately after such merger, the surviving entity contributes substantially all of its assets, other than the general partner’s interests in our operating partnership, to our operating partnership in exchange for units of limited partnership interest.

Restrictions on Transfer by Limited Partners

With certain limited exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without the written consent of the general partner, which consent may be given or withheld in its sole and absolute discretion. No limited partner shall have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with the consent of the general partner, which consent may be given or withheld by the general partner in its sole and absolute discretion.

Term

Our operating partnership shall continue until terminated as provided in the partnership agreement or by operation of law.

Tax Matters

Pursuant to the partnership agreement, the general partner is the tax matters partner of our operating partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of our operating partnership.

EXCHANGE OF COMMON UNITS FOR COMMON STOCK

Terms of the Exchange

The holders of common units which may be exchanged for shares of our common stock issued under this prospectus are referred to as the “selling stockholders.” The selling stockholders hold an aggregate of 7,590,000 common units. Each selling stockholder has the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem part or all of their units for cash, or, at our election, shares of our common stock, based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, subject to the ownership limits set forth in our charter and described under the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer of Stock.”

Once we receive a notice of redemption from a limited partner holding common units, we will determine whether to purchase the tendering partner’s common units for shares of our common stock. If we decide to purchase the tendering limited partner’s common units in exchange for shares of our common stock, we must give written notice of this election to the tendering limited partner on or before the close of business on the fifth business day after we receive the notice of redemption from the limited partner. Any shares of our common stock that we issue in exchange for common units tendered for redemption will be duly authorized, validly issued, fully paid and nonassessable shares, free of any pledge, lien, encumbrance or restriction derivative of us or the operating partnership other than those provided in our charter, our bylaws, the Securities Act and relevant state securities or blue sky laws.

Each tendering partner will continue to own all common units tendered for redemption, and be treated as a limited partner with respect to the common units for all purposes, until the common units are either paid for by the operating partnership (in the case of a redemption for cash) or transferred to us and paid for by the issuance of shares of our common stock (in the case of an exchange by us of such tendering partner’s common units for common stock). Until that time, the limited partner will have no rights as one of our stockholders with respect to the shares issued under this prospectus.

To effect a redemption, each holder of common units must give our operating partnership a notice of redemption.  The redemption rights are subject to specific limitations contained in the partnership agreement, including without limitation:

•                              the exchange must not cause the tendering holder of common units to violate the ownership limits set forth in our charter or any other provision in our charter;

•                              the exchange must be for at least 1,000 common units, or, if less than 1,000 common units, all of the common units held by the tendering holder; and

•                              the exchange must not cause the acquisition of common stock by the tendering holder of common units to be “integrated” with any other distribution of common stock for purposes of complying with the Securities Act.

Comparison of the Rights, Privileges and Preferences of Ownership of Common Units and Common Stock

Generally, the nature of an investment in our common stock is similar in several respects to an investment in common units of our operating partnership. Holders of our common stock and holders of common units generally receive the same distributions. Common stockholders and holders of common units generally share in the risks and rewards of ownership in our business conducted through our operating partnership. However, there are differences between ownership of common units and ownership of our common stock, some of which may be material to investors. See “Description of Capital Stock,” “Material Provisions of Maryland Law and of Our Charter and Bylaws” and “Our Operating Partnership and the Partnership Agreement.”

The information below highlights a number of the significant differences between our operating partnership and us relating to, among other things, form of organization, voting rights, distributions and dividends, liquidity and transferability, liquidation rights, redemption rights and certain tax matters. These comparisons are intended to assist holders of common units in understanding how their investment changes if they exchange their common units for shares of our common stock. This discussion is summary in nature and does not constitute a complete discussion of these matters, and holders of common units should carefully review the rest of this prospectus and the registration statement of which this prospectus is a part, and the documents we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, particularly our charter, our bylaws and the partnership agreement, for additional important information. This discussion, to the extent it constitutes a summary of our charter, our bylaws or the partnership agreement of our operating partnership, is qualified entirely by reference to those documents.

COMMON UNITS	COMMON STOCK

Nature of Investment

The common units constitute limited partnership interests in our operating partnership, STAG Industrial Operating Partnership, L.P., a Delaware limited partnership. Our operating partnership’s purpose is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the DRULPA, provided that it must conduct its business in a manner that allows us to maintain our qualification as a REIT.

The shares of common stock constitute equity securities in STAG Industrial, Inc., a Maryland corporation. Neither our charter nor our bylaws impose any restrictions upon the types of investments made by us.

Additional Equity

As the sole member of the general partner, we are authorized, without the consent of the limited partners, to cause our operating partnership to issue additional units to us, to limited partners or to other persons for such consideration and on such terms and conditions as we deem appropriate. These additional units may include units of limited partnership that are preferred as to distributions and upon liquidation and other types of units with such rights and obligations as may be established by the general partner from time to time.

Our board of directors may issue, in its discretion, additional shares of common stock or additional shares of preferred stock, provided that such additional shares do not exceed the authorized number of shares of stock stated in our charter. Our charter authorizes our board of directors to increase the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. Under the partnership agreement, we are required to contribute to our operating partnership, in exchange for units in our operating partnership, the net proceeds of any subsequent offering of our common stock or preferred stock as additional capital to our operating partnership.

Management Control

All management powers over the business and affairs of our operating partnership are vested in us as the sole member of the general partner, and generally no limited partner of our operating partnership has any authority in their capacity as a limited partner to transact business for, or participate in the management activities or decisions of, our operating partnership except as required by applicable law. Our wholly-owned subsidiary may not be removed as general partner by the partners of our operating partnership with or without cause. In the partnership agreement, the limited partners of our operating partnership expressly acknowledge that we, as the indirect general partner of our operating partnership, are acting for the benefit of our operating partnership and our stockholders, collectively. The limited partners of our

Under our charter and bylaws:

•      our business and affairs shall be managed under the direction of our board of directors, except as may be conferred on or reserved to the stockholders by statute or by our charter or bylaws;

•      at each annual meeting of stockholders, our stockholders elect directors (other than a preferred director) for one-year terms, serving until the next annual meeting and until their successors are duly elected and qualify;

•      if our board of directors determines that it is no longer in our best interests to continue to be qualified operating partnership have agreed that, in the event of a conflict in the fiduciary duties owed by us to our stockholders and, in our capacity as indirect general partner of our operating partnership, to the limited partners of our operating partnership, we are under no obligation to give priority to the interests of such limited partners.

as a REIT, our board of directors may revoke or otherwise terminate our REIT election pursuant to Section 856(g) of the Code;

•      our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of a majority of the votes entitled to be cast on the matter (except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the charter); and

•      our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws, other than certain amendments related to control share acquisitions or business combinations, which also require stockholder approval.

Duties of General Partners and Directors

Under Delaware law, we are subject to the restrictions and liabilities of a partner in a partnership. To the extent permitted by applicable law, the partnership agreement indemnifies the general partner, and our officers and directors and any other persons we may designate. Similarly, the partnership agreement limits our liability, as well as that of our officers and directors, to the operating partnership.

Under Maryland law, our directors must perform their duties in good faith, in a manner that they reasonably believe to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Directors who act in this manner generally will not be liable to us for monetary damages arising from their activities. As permitted by Maryland law, our charter contains a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action

Anti-takeover Provisions

Except in limited circumstances, the general partner of our operating partnership has exclusive management power over the business and affairs of our operating partnership. The general partner may not be removed by the limited partners. With certain limited exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without the written consent of the general partner, which consent may be given or withheld in its sole and absolute discretion.

The general partner may not cause our operating partnership to engage in any termination transaction without the consent of limited partners holding a majority of the outstanding limited partner common units other than the general partner, unless either: (i) all limited partners will receive, or have the right to elect to receive, for each common unit an amount of cash, securities, or other property equal to the product of the number of shares of our common stock into which each common unit

Certain provisions of our charter and our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. These provisions include:

•      authorized stock that our board of directors may issue in its discretion as preferred stock with voting and other rights superior to our common stock;

•      a requirement that members of our board of directors may be removed only by the affirmative vote of a majority of the votes entitled to be cast in the election of directors;

•      restrictions on the ownership or transferability of our stock for any purpose, including in order for us to maintain our status as a REIT; and

is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of one share of our common stock pursuant to such termination transaction (subject to adjustment as provided in the partnership agreement); or (ii) the following conditions are met: (A) substantially all of the assets of the surviving entity are owned directly or indirectly by our operating partnership or another limited partnership or limited liability company that is the surviving partnership of a merger, consolidation or combination of assets with our operating partnership; (B) the holders of units in our operating partnership own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of such termination transaction; (C) the rights, preferences and privileges of such unit holders in the surviving partnership are at least as favorable to those in effect immediately prior to the consummation of such termination transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and (D) the limited partners have the right to either (1) redeem their interests in the surviving partnership for the consideration available to limited partners pursuant to (i) above, or (2) redeem their interests in the surviving partnership for cash on terms substantially equivalent to those in effect with respect to their units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, with an exchange ratio based on the relative fair market value of those securities and our common stock.

•      a requirement that nominations of persons for election to our board of directors and proposals of other business to be considered by our stockholders at the annual meeting may be made only pursuant to the advance notice provisions in our bylaws.

Voting and Consent Rights

Generally, the partnership agreement may be amended only with the approval of partners holding a majority of all outstanding operating partnership units (including the operating partnership units held by us as general partner and as a limited partner). However, as general partner, we have the power to unilaterally amend the partnership agreement without obtaining the consent of the limited partners as may be required to:

•      add to the obligations of the general partner or surrender any right or power granted to the general partner for the benefit of the limited partners;

•      reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

•      set forth the designations, rights, powers, duties

Each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of our stockholders, including the election of directors. Pursuant to our charter, generally, we cannot dissolve, amend our charter, merge, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by our board of directors and approved by the affirmative vote of stockholders holding a majority of all the votes entitled to be cast on the matter. Our charter permits our board of directors to classify and issue capital stock in one or more series having voting power which may differ from that of our common stock.

and preferences of the holders of any additional partnership interests issued by our operating partnership;

•      reflect a change that does not adversely affect the rights of the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the agreement;

•      modify the manner in which capital accounts are computed;

•      include provisions referenced in future federal income tax guidance relating to compensatory partnership interests that we believe are reasonably necessary in respect of such guidance; and

•      satisfy any requirements, conditions or guidelines of federal or state law.

We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of the operating partnership or otherwise, that would, among other things:

•      materially alter or modify the redemption rights;

•      alter a partner’s right to receive distributions or allocations of profits and losses in a manner adverse to such partner;

•      convert a limited partner interest into a general partner interest; or

•      modify the limited liability of a limited partner.

Distributions/Dividends

Holders of common units are generally entitled to receive quarterly cash distributions in an amount determined by the general partner in its sole discretion. Distributions shall be made to holders of common units in proportion to their respective percentage interests in our operating partnership subject to the preferential rights of holders of outstanding preferred units.

In no event may a holder of common units receive a distribution of cash with respect to a common unit if such holder is entitled to receive a cash distribution as the holder of record of a share of our common stock for which all or part of such common unit has been or will be

Holders of our common stock are entitled to receive dividends or other distributions if and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends or other distributions.

exchanged.

Compensation and Fees

The general partner does not receive any compensation for its services as general partner of our operating partnership. Our operating partnership will reimburse the general partner for all expenses incurred relating to the ongoing operation of our operating partnership. As a partner, the general partner has a right to allocations and distributions similar to other partners.

Our officers and independent directors receive compensation for their services. Directors who are employees of our company or our subsidiaries do not receive compensation for their services as directors.

Liability of Investors

Under applicable Delaware law, a limited partner is generally not liable for the obligations of our operating partnership, unless the limited partner is also a general partner or, in addition to the exercise of the limited partner’s rights and powers as a limited partner, the limited partner takes part in the control of the business. The liability of the limited partners for debts and obligations is generally limited to the amount of their current investment in our operating partnership, measured as an amount equal to their respective capital account balance. Under the partnership agreement, limited partners have no liability except as expressly provided for therein or under Delaware law.

Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

Liquidity and Transferability/Redemption

There is no public market for the common units and the common units are not listed on any securities exchange. With certain limited exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without the written consent of the general partner, which consent may be given or withheld in its sole and absolute discretion. Holders of common units maintain a right to redeem their units. At any time after the common units shall have been outstanding for at least one year, each holder of common units has the right, subject to the terms and conditions set forth in the partnership agreement, to require our operating partnership to redeem part or all of their units for cash, or, at our election, shares of our common stock, based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, subject to the ownership limits set forth in our charter. The common units may not be redeemed by the general partner.

A stockholder is entitled to freely transfer the shares of our common stock received in exchange for common units, subject to prospectus delivery and other requirements for registered securities and subject to the restrictions on ownership and transfer of shares of our stock contained in our charter. Our common stock is listed on the NYSE under the symbol “STAG.” The success of the secondary market for shares of our common stock depends, among other things, upon the number of shares outstanding, our financial results and prospects, the general interest in us and other real estate investments and our dividend yield compared to that of other debt and equity securities. Our common stock is not redeemable or convertible.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, any remaining assets shall be

Holders of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all distributed to the partners with positive capital accounts in accordance with their respective positive capital account balance.

of our known debts and liabilities. These rights are subject to the preferential liquidation rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Certain Tax Matters

We are the tax matters partner of our operating partnership and, as such, we have authority to make tax elections under the Code on behalf of our operating partnership. Our operating partnership itself is not required to pay federal income taxes. Instead, each common unit holder includes its allocable share of partnership taxable income or loss in determining its individual federal income tax liability. Income and loss generally is subject to “passive activity” limitations. Under the “passive activity” rules, partners generally can offset income and loss that is considered “passive” against income and loss from other investments that constitute “passive activities.” Partnership cash distributions generally are not taxable to a holder of common units except to the extent they exceed the holder’s basis in its partnership interest, which will include such holder’s allocable share of the debt of the partnership. Holders of partnership units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which our operating partnership owns property, even if they are not residents of those states.

As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. stockholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. In addition, these distributions generally will not be eligible for treatment as “qualified dividend income” for individual U.S. stockholders. Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Distributions in excess of current and accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a stockholder’s adjusted basis in his, her or its common stock, with the excess taxed as capital gain. Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a redeeming common unit holder or a holder of our common stock, may consider relevant.  Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects.  Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of common units and common stock in light of their personal investment or tax circumstances, or to certain types of holders of common units and common stock that are subject to special treatment under the federal income tax laws, such as:

•                  insurance companies;

•                  tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Stockholders” below);

•                  financial institutions or broker-dealers;

•                  non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Stockholders” below);

•                  U.S. expatriates;

•                  persons who mark-to-market our capital stock;

•                  subchapter S corporations;

•                  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•                  regulated investment companies and REITs;

•                  trusts and estates;

•                  holders who receive our capital stock through the exercise of employee stock options or otherwise as compensation;

•                  persons holding our capital stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•                  persons subject to the alternative minimum tax provisions of the Code; and

•                  persons holding our capital stock through a partnership or similar pass-through entity.

This summary assumes that holders hold common units and common stock as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice.  The statements in this section are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions.  The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling.  In each case, these sources are relied upon as they exist on the date of this discussion.  Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect exiting interpretations of current law on which the information in this section is based.  Any such change could apply retroactively.  We have not received any rulings from the IRS concerning our qualification as a REIT.  Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE TENDER OF COMMON UNITS FOR REDEMPTION, THE ACQUISITION, OWNERSHIP AND SALE OF OUR CAPITAL STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT.  SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Tax Consequences of Redemption

The following discussion summarizes certain federal income tax considerations that may be relevant if a limited partner exercises his or her right to tender his or her common units for redemption. If a limited partner exercises his or her right to tender his or her common units for redemption, the partnership agreement provides that our operating partnership may redeem those common units for cash. Alternatively, we may elect to purchase directly from such limited partner some or all of the common units submitted for redemption for our common stock. In that event, we will purchase the applicable common units for common stock. As explained below, the federal income tax consequences of a limited partner’s exercise of his or her right to tender his or her common units for redemption will depend, in part, on whether our operating partnership redeems those common units for cash or we purchases directly from such limited partner those common units for common stock. Because the specific tax consequences to a redeeming limited partner will depend on such limited partner’s specific circumstances, a limited partner is strongly urged to consult his or her own tax advisor regarding the specific federal, state and local tax consequences of tendering his or her common units for redemption.

Tax Treatment of Redemption of Units. If we purchase common units tendered by a limited partner for redemption, the partnership agreement provides that the redemption will be treated by us, our operating partnership and such limited partner as a sale of the common units by such limited partner to us. In that event, such sale will be fully taxable to such limited partner and he or she will be treated as realizing for tax purposes an amount equal to the sum of the value of the common stock received in connection with the redemption plus the amount of operating partnership liabilities allocable to his or her redeemed common units at the time of the redemption.

If our operating partnership instead decides to redeem common units submitted for redemption for cash that we contribute to our operating partnership to effect such redemption, the redemption likely would be treated for tax purposes as a sale of such common units in a fully taxable transaction, although the matter is not free from doubt. In that event, such limited partner would be treated as realizing an amount equal to the sum of the cash plus the amount of any of operating partnership liabilities allocable to the redeemed common units at the time of the redemption. The determination of the amount of gain or loss in the event of sale treatment is discussed more fully below. See “—Tax Treatment of Disposition of Common Units Generally.”

If our operating partnership chooses to redeem common units by paying cash that is not contributed by us, the tax consequences would be the same as described in the previous paragraph, except that if our operating partnership redeems less than all of the common units held by a limited partner, such limited partner would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash received in connection with the redemption plus the amount of any operating partnership liabilities allocable to the redeemed common units exceeded his or her adjusted basis in all of such common units immediately before the redemption.

The discussion above assumes that the redemption of a limited partner’s common units is not treated as part of a “disguised sale” at the time of our formation transactions.  For a discussion of the risk that the exercise of a limited partner’s redemption right could be treated as a “disguised sale” at the time of our formation transactions, see “—Potential Application of Disguised Sale Treatment of a Redemption of Common Units.”

Tax Treatment of Disposition of Common Units Generally. If a common unit is redeemed in a manner that is treated as a sale of the common unit, or a limited partner otherwise disposes of a common unit (other than in a transaction that is treated as a redemption for tax purposes), the determination of gain or loss from such sale or other disposition will be based on the difference between the amount considered realized for tax purposes and the tax basis in such common unit. Upon the sale of a common unit, the “amount realized” will be measured by the sum of the cash and fair market value of other property received plus the amount of any operating partnership liabilities allocable to the common unit sold. To the extent that the amount realized exceeds a limited partner’s basis in the common unit disposed of, he or she will recognize gain. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the amount of cash and the value of any other property received upon such disposition.

Except as described below, any gain recognized upon a sale or other disposition of common units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the sale of a common unit that is attributable to a limited partner’s share of the “unrealized receivables” of our operating partnership (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in our operating partnership’s income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if our operating partnership had sold its assets at their fair market value at the time of the transfer of a common unit. In addition, a portion of the gain recognized on a sale or other disposition of common units may be subject to tax at a maximum rate of 25% to the extent attributable to accumulated depreciation on our “section 1250 property,” or depreciable real property.

Potential Disguised Sale Treatment of a Redemption of Common Units. There is a risk that a redemption of common units by our operating partnership for cash may result in a limited partner having been considered to have engaged in a “disguised sale” of property at the time of our formation transactions.  The Code and the Treasury Regulations thereunder (the “Disguised Sale Regulations”) generally provide that, unless one of the prescribed exceptions is applicable, a partner’s contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration (including the assumption of or taking subject to a liability) from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. Further, the Disguised Sale Regulations provide generally that, in the absence of an applicable exception, if money or other consideration is transferred by a partnership to a partner within two years of the partner’s contribution of property to the partnership, the transactions will be, when viewed together, presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. If a partner takes the position that money or other consideration transferred by a partnership to a partner within two years of the partner’s contribution of the property to the partnership is not a disguised sale, the partner is required by the Disguised Sale Regulations to disclose that position to the IRS on its federal income tax return. The Disguised Sale Regulations also provide that if two years have passed between the transfer of money or other consideration from a partnership to a partner and the contribution of property, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

Accordingly, if a common unit is redeemed by our operating partnership, the IRS could contend that the Disguised Sale Regulations apply because the redeeming limited partner will receive cash subsequent to such limited partner’s previous contribution of property to our operating partnership. If the IRS were to make successfully such an assertion, the contribution of property in connection with our formation transactions could be taxable as a disguised sale under the Disguised Sale Regulations. Any gain recognized thereby may be eligible for installment reporting under Section 453 of the Code, subject to certain limitations.

Taxation of our Company

We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2011 upon filing our federal income tax return for that year.  We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.  This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders.  These laws are highly technical and complex.

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT commencing with our taxable year ended December 31, 2011, and our current and proposed method of operations will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ending December 31, 2012 and subsequent taxable years.  Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS or any court, and speaks as of the date issued.  In addition, Hunton & Williams LLP’s opinion will be based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.  Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws.  Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute.  Hunton & Williams LLP will not review our compliance with those tests on a continuing basis.  Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.  Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material), in order for us to maintain our REIT qualification.   For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders.  The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.  However, we will be subject to federal tax in the following circumstances:

•                  We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•                  We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•                  We will pay income tax at the highest corporate rate on:

•                  net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•                  other non-qualifying income from foreclosure property.

•                  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•                  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•                  the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•                  a fraction intended to reflect our profitability.

•                  If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distribute.

•                  We may elect to retain and pay income tax on our net long-term capital gain.  In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•                  We will be subject to a 100% excise tax on transactions with STAG Industrial TRS, LLC (“STAG TRS”) or any other taxable REIT subsidiary (“TRS”) that are not conducted on an arm’s-length basis.

•                  If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•                  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•                  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis.  The amount of gain on which we will pay tax is the lesser of:

•                  the amount of gain that we recognize at the time of the sale or disposition, and

•                  the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•                  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements.”

•                  The earnings of our lower-tier entities that are subchapter C corporations, including STAG TRS and any other TRS we form in the future, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we also may have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes.  Moreover, as further described below, STAG TRS and any other TRS we form the future will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.                                       It is managed by one or more trustees or directors.

2.                                       Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.                                       It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.                                       It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.                                       At least 100 persons are beneficial owners of its shares or ownership certificates.

6.                                       Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.                                       It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.                                       It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.                                       It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.  Requirements 5 and 6 will apply to us beginning with our 2012 taxable year.  If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year.  For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes.  An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of shares of our capital stock.  See “Description of Capital Stock — Restrictions on Ownership and Transfer.”  We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above.  The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above.  These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements.  If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT.  All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT.  A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT.  Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a limited liability company, that has a single owner generally is not treated as an entity separate from its owner for federal income tax purposes.  An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes.  In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.  Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership.  For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.  Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries.  A REIT may own up to 100% of the shares of one or more TRSs.  A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT.  The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS.  A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS.  We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns.  Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such TRS, if any, as dividend income to the extent of the TRS’s current and accumulated earnings and profits.  This treatment may affect our compliance with the gross income and asset tests.  Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries.  Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.  A TRS generally may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated.

A TRS pays income tax at regular corporate rates on any income that it earns.  In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation.  Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Gross Income Tests — Rents from Real Property.”  If we lease space to a TRS in the future, we will seek to comply with these requirements.  We elected to treat STAG TRS as a TRS.  STAG TRS is subject to corporate income tax on its taxable income. We may elect to treat other entities as TRSs in the future.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.  First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income.  Qualifying income for purposes of that 75% gross income test generally includes:

•                  rents from real property;

•                  interest on debt secured by mortgages on real property, or on interests in real property;

•                  dividends or other distributions on, and gain from the sale of, shares in other REITs;

•                  gain from the sale of real estate assets;

•                  income and gain derived from foreclosure property; and

•                  income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.  Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests.  In addition, income and gain from “hedging transactions” (as defined in “—Hedging Transactions”) that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.  In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.  See “— Foreign Currency Gain.”  Finally, gross income attributable to cancellation of indebtedness income will be excluded from both the numerator and denominator for purposes of both of the gross income tests.  The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.  Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•                  First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•                  Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

•                  Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.  However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•                  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue.  Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.  However, we need not provide services through an “independent contractor” or a TRS, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience.  In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property.

Our operating partnership and its subsidiaries generally lease our properties in the form of either a triple net lease, a gross lease or a modified gross lease.  In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement.  The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances.  We believe we have, and intend to enter into, leases that will be treated as true leases.  If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.”  In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “—Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied.  First, rent must not be based in whole or in part on the income or profits of any person.  Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•                  are fixed at the time the leases are entered into;

•                  are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

•                  conform with normal business practice.

More generally, rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits.

Second, if we own, actually or constructively, 10% or more (measured by voting power or fair market value) of the stock of a corporate lessee, or 10% or more of the assets or net profits of any non-corporate lessee (each a “related party tenant”), other than a TRS, any income we receive from the lessee will be non-qualifying income for purposes of the 75% and 95% gross income tests.  The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person.  We believe that all of our properties are and will be leased to third parties that do not constitute related party tenants. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee.  Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS.  However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

As described above, we may own up to 100% of the shares of one or more TRSs.  Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.  The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS.  If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant.  Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.”  If in the future we receive rent from a TRS, we will seek to comply with this exception.

Third, the rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease.  The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the “personal property ratio”).  With respect to each of our leases, we believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property, when taken together with all of our other non-qualifying income, will not jeopardize our ability to qualify as a REIT.  There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion.  If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Fourth, except as described below, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income.  However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience.  In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost for performing such services) does not exceed 1% of our income from the related property.  Finally, we may own up to 100% of the shares of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties.  We believe that we do not perform any services other than customary ones for our lessees, other than services are provided through independent contractors or TRSs.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test.  Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification.  If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (iii) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”  In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test.  In addition to the rent, the lessees are required to pay certain additional charges.  To the extent that such additional charges represent either (i) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, or (ii) penalties for nonpayment or late payment of such amounts, such charges generally will qualify as “rents from real property.”  To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.”  However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.  We believe that our leases are structured in a manner that will enable us to continue satisfy the REIT gross income tests.

Interest.  The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person.  However, interest generally includes the following:

•                  an amount that is based on a fixed percentage or percentages of receipts or sales; and

•                  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as “significant” for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. For purposes of this paragraph, however, we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests assuming the loan is held for investment.

Dividends.  Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test.  Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Fee Income.  We may receive various fees.  Fee income will generally not be treated as qualifying income for purposes of the 75% and 95% gross income tests.  Any fees earned by a TRS are not included for purposes of the gross income tests.  We may receive (either actual receipt or deemed receipt) amounts from certain affiliated entities in exchange for such entities’ use of intellectual property rights, including the use of the STAG name. We do not expect such amounts to be significant, and, in any event, to negatively impact our compliance with REIT gross income tests.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business.  We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business.  Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset.  A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•                  the REIT has held the property for not less than two years;

•                  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•                  either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•                  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•                  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction.  We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”  The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income.  However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests.  Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•                  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•                  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•                  for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.  Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury.  However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•                  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•                  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•                  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions.  From time to time, we or our operating partnership have and will enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts.  Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below.  A “hedging transaction” means either (i) any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain).  We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements.  We believe we have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Currency Gain.  Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.  “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests.  Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT.  “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test.  Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations.  These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities.  Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.  We may have gross income that fails to constitute qualifying income for purposes of one or both of the gross income tests.  Taking into account our anticipated sources of non-qualifying income, however, we expect that our aggregate gross income will allow us to continue to satisfy the 75% and 95% gross income tests applicable to REITs.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws.  Those relief provisions are available if:

•                  our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•                  following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions.  In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•                  cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•                  government securities;

•                  interests in real property, including leaseholds and options to acquire real property and leaseholds;

•                  interests in mortgage loans secured by real property;

•                  stock in other REITs; and

•                  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership.  The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•                  “Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors.  “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities.  However, “straight debt” securities include debt subject to the following contingencies:

•                  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•                  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•                  Any loan to an individual or an estate;

•                  Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•                  Any obligation to pay “rents from real property”;

•                  Certain securities issued by governmental entities;

•                  Any security issued by a REIT;

•                  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•                  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

In general, under the applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (i) the date we agreed to acquire or originate the loan; or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.  Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test.  The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test.  IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan; or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date.  Under the safe harbor, when the current value of a mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset.  We believe that our private mortgage loans will generally be treated as qualifying assets for the 75% asset test.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests.  However, there is no assurance that we will not inadvertently fail to comply with such tests.  If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•                  we satisfied the asset tests at the end of the preceding calendar quarter; and

•                  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure.  If we fail any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Some of our assets consist of goodwill, including goodwill related to the contribution of our predecessor’s management company in connection with our initial public offering.  We do not believe that the value of any such goodwill has been or will be significant such that it negatively impacts our compliance with the REIT asset tests.

We believe that the assets that we hold, and that we will acquire in the future, will allow us to satisfy the foregoing asset test requirements.  However, we do not typically obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination.  As a result, there can be no assurance that the IRS will not contend that our ownership of certain assets violates one or more of the asset tests applicable to REITs.

Sale-Leaseback Transactions

A significant portion of our investments is expected to be in the form of sale-leaseback transactions.  We intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner.  If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property.  In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above and such failure could result in our failing to qualify as a REIT.  Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•                  the sum of

•                  90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•                  90% of our after-tax net income, if any, from foreclosure property, minus

•                  the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year.  The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year.  In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders.  Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•                  85% of our REIT ordinary income for such year,

•                  95% of our REIT capital gain income for such year, and

•                  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year.  If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above.  We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.  For example, we may not deduct recognized capital losses from our “REIT taxable income.”  Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.  As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement.  In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure does not apply to our 2012 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year.  We may include such deficiency dividends in our deduction for dividends paid for the earlier year.  Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock.  We have complied and intend to continue to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure.  In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates.  In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders.  In fact, we would not be required to distribute any amounts to stockholders in that year.  In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income.  Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% through 2012 on such dividends.  Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.  We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our capital stock that for U.S. federal income tax purposes is:

•                  a citizen or resident of the United States;

•                  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•                  an estate whose income is subject to federal income taxation regardless of its source; or

•                  any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our capital stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  If you are a partner in a partnership holding our capital stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our capital stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.  For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends.  Our dividends will not qualify for the dividends received deduction generally available to corporations.  In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.”  The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 15% through 2012.  The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 35% through 2012.  Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates.  Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (See —“Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income.  As a result, our ordinary REIT dividends generally will be taxed at the higher tax rate applicable to ordinary income.  However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations during the taxable year, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).  In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our capital stock for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which our capital stock becomes ex-dividend.  For taxable years beginning after December 31, 2012, dividends paid to certain individuals, estates or trusts whose income exceeds certain thresholds will be subject to an additional 3.8% Medicare tax.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock.  We generally will designate our capital gain dividends as either 15% or 25% rate distributions.  See “—Capital Gains and Losses.”  A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year.  In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain.  The U.S. stockholder would receive a credit for its proportionate share of the tax we paid.  The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder in the shares of capital stock on which the distribution was paid.  Instead, the distribution will reduce the adjusted basis of such stock.  A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder.  In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.  Instead, these losses are generally carried over by us for potential offset against our future income.  Taxable distributions from us and gain from the disposition of our capital stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income.  In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations.  We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

For taxable years beginning after December 31, 2012, certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property subject to certain exceptions. Our dividends generally will be subject to the Medicare tax.

Taxation of U.S. Stockholders on the Disposition of Capital Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss.  In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis.  A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital.  However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain.  All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our stock may be disallowed if the U.S. stockholder purchases other stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss.  The highest marginal individual income tax rate currently is 35% (which, absent additional congressional action, will apply until December 31, 2012).  The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2012.  Absent additional congressional action, that rate will increase to 20% for sales and exchanges of such assets occurring after December 31, 2012. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 15% or 25% rate.  Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant.  In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses.  A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000.  A non-corporate taxpayer may carry forward unused capital losses indefinitely.  A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates.  A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation.  However, they are subject to taxation on their unrelated business taxable income (“UBTI”).  Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust.  Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI.  However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules.  Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.  Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI.  Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends.  That rule applies to a pension trust holding more than 10% of our capital stock only if:

•                  the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•                  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•                  either:

•                  one pension trust owns more than 25% of the value of our capital stock; or

•                  a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our capital stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder.  The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex.  This section is only a summary of such rules.  We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our capital stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits.  A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.  However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution.  We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•                  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

•                  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

•                  the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of the non-U.S. stockholder in the shares of capital stock on which the distribution was paid.  Instead, the excess portion of such distribution will reduce the adjusted basis of such stock.  A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its capital stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its capital stock, as described below.  We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.  Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.  Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.  However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Pursuant to recent legislation and IRS guidance, for taxable years beginning after December 31, 2013, certain non-U.S. stockholders will be subject to U.S. withholding tax at a rate of 30% on dividends paid on our capital stock, if certain reporting, disclosure and other requirements related to U.S. ownership are not satisfied. In addition, if those requirements are not satisfied, a U.S. withholding tax at a rate of 30% will be imposed, for taxable years beginning after December 31, 2014, on proceeds from the sale of capital stock received by certain non-U.S. stockholders. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such distributions and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”).  A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property.  Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder.  A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual.  A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

If a class of our capital stock is regularly traded on an established securities market in the United States, capital gain distributions on that class of capital stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of that class of our capital stock at any time during the one-year period preceding the distribution.  As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.  We believe that our common stock and Series A Preferred Stock are regularly traded on an established securities market in the United States.  If a class of our capital stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of the applicable class of our capital stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph.  In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend.  A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.  Moreover, if a non-U.S. stockholder disposes of shares of our capital stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire that capital stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our capital stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our capital stock if we are a United States real property holding corporation during a specified testing period.  If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation.  We believe that we are and will continue to be a United States real property holding corporation based on our investment strategy.  However, despite our status as a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our capital stock if we are a “domestically controlled qualified investment entity.”  A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders.  We cannot assure you that this test will be met.  If a class of our capital stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to that class of our capital stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells shares of that class of our capital stock.  Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•                  that class of our capital stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market; and

•                  the non-U.S. stockholder owned, actually and constructively, 5% or less of that class of our capital stock at all times during a specified testing period.

As noted above, we believe our common stock and Series A Preferred Stock are regularly traded on an established securities market.

If the gain on the sale of shares of our capital stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.  Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•                  the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•                  the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any.  Under the backup withholding rules, a stockholder may be subject to backup withholding, at a rate of 28% through December 31, 2012, with respect to distributions unless the stockholder:

•                  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•                  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.  Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.  Pursuant to recent legislation and IRS guidance, U.S. stockholders that hold our stock through foreign accounts or intermediaries will be subject to U.S. withholding tax at a rate of 30% on dividends paid after December 31, 2013 and proceeds of sale of our stock paid after December 31, 2014 if certain reporting, disclosure and other requirements related to U.S. accounts are not satisfied.  In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met.  Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.  Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding.  However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.  Payment of the proceeds from a disposition by a non-U.S. stockholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS.  Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”).  The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships.  We will be entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner for federal income tax purposes) rather than as a corporation or an association taxable as a corporation.  An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•                  is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•                  is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership.  If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner for federal income tax purposes) for federal income tax purposes.  Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof.  A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).  Treasury Regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly-traded partnership.  Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year.  In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation.  We believe our operating partnership has qualified and will continue to qualify for the private placement exclusion.  We expect that any other Partnership that we form in the future will qualify for the private placement exclusion.  Our operating partnership’s partnership agreement contains provisions enabling its general partner to take such steps as are necessary or appropriate to prevent the issuance and transfers of interests in our operating partnership from causing our operating partnership to be treated as a publicly traded partnership under the PTP regulations.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes.  If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions.  See “—Gross Income Tests” and “—Asset Tests.”  In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution.  See “—Distribution Requirements.”  Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes.  Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes.  Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations.  Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations.  If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.  Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution.   In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.  In connection with our initial public offering, we acquired a significant portion of our portfolio in exchange for interests in our operating partnership, which resulted in book-tax differences.  Furthermore, our operating partnership may admit partners in the future in exchange for a contribution of property, which will result in book-tax differences.

Allocations with respect to book-tax differences are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis in the hands of our operating partnership of properties contributed to us would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all our properties were to have a tax basis equal to their fair market value at the time of contribution.  We intend to use the “traditional” method for the book-tax difference caused by the contribution of our initial portfolio to our operating partnership in connection with our initial public offering.  The “traditional” method is generally the method that will result in the least favorable tax results for us.  We have not yet decided what method will be used to account for book-tax differences caused by our operating partnership admitting partners in the future in exchange for contributions of property.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.  Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes.  The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’

proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.”  See “— Income Taxation of the Partnerships and Their Partners — Tax Allocations With Respect to Partnership Properties.”  Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.  Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status.  See “—Gross Income Tests.”  We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, preventing the expiration of current federal income tax rates on December 31, 2010 by amending the sunset provisions such that they will take effect on December 31, 2012. The amended sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders are urged to consult their own tax advisors regarding the effect of sunset provisions on an investment in our stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides.  The state and local tax treatment may differ from the federal income tax treatment described above.  Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our capital stock.

SELLING STOCKHOLDERS

The “selling stockholders” are the people or entities who may sell shares of our common stock registered pursuant to this registration statement.  Such selling stockholders may receive shares of our common stock registered pursuant to this registration statement upon exchange of common units.  The following table provides the names of the selling stockholders, the number of shares of our common stock currently held by such selling stockholders prior to any exchange by them of common units, the maximum number of shares of our common stock currently issuable to such selling stockholders in such exchange and the aggregate number of shares of our common stock that will be owned by such selling stockholders after the exchange assuming all of the offered shares are sold. The selling stockholders are not required to tender their common units for redemption, nor are we required to issue shares of common stock (in lieu of our operating partnership redeeming the common units for cash) to any selling stockholder who elects to tender common units. To the extent we do issue shares of common stock upon redemption, since the selling stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the selling stockholders will offer pursuant to this prospectus or that the selling stockholders will own upon completion of the offering to which this prospectus relates. The following table does not take into effect any restrictions on ownership or transfer as described in “Description of Capital Stock—Restrictions on Ownership and Transfer of Stock.”

Information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus.

The selling stockholders named below and their permitted transferees, pledgees, orderees or other successors may from time to time offer the shares of our common stock offered by this prospectus:

Name of Selling	Shares Owned Prior to the	Common Units Owned Prior to the	Maximum Number of Shares Issuable in	Shares Owned Following Exchange (2) (4)		Maximum Number of Shares Offered for	Shares Owned After Resale (3)(4)
Stockholder (1)	Exchange	Exchange	the Exchange	Number	%	Resale	Number	%
STAG Investments III, LLC (5)	—	230,769	230,769	230,769	1.4%	230,769	—	—%
STAG Investments IV, LLC (5)	—	1,754,521	1,754,521	1,754,521	9.9%	1,754,521	—	—%
STAG GI Investments, LLC (6)	—	5,566,089	5,566,089	5,566,089	25.8%	5,566,089	—	—%
Net Lease Aggregation Funds, LLC (7)	—	6,612	6,612	6,612	*	6,612	—	—%
BSB STAG III, LLC (7)	—	3	3	3	*	3	—	—%
STAG III Employees, LLC (8)	—	5,252	5,252	5,252	*	5,252	—	—%
Innovative Promotions, LLC (9)	—	3,708	3,708	3,708	*	3,708	—	—%
NED STAG III Residual LLC (9)	—	7,485	7,485	7,485	*	7,485	—	—%
Roseview Capital Partners, LLC	—	2,510	2,510	2,510	*	2,510	—	—%
Benjamin S. Butcher (7)	13,300	9,320	9,320	22,620	*	9,320	13,300	*
Gregory W. Sullivan (10)	64,428	3,731	3,731	68,159	*	3,731	64,428	*
			7,590,000			7,590,000

*   Represents less than 1.0%.

(1)                  The selling stockholders listed above hold common units in our operating partnership received in connection with private placements that we entered into in connection with our formation transactions and initial public offering.

Selling stockholders that are entities may distribute shares of common stock prior to sale under this prospectus. The selling stockholders may also include persons who are donees, pledgees or successors-in-interest of the listed selling stockholders.

(2)                  Assumes that we exchange the common units of the selling stockholders for shares of our common stock. In computing the percentage ownership of a selling stockholder, we have assumed that the common units held by that selling stockholder have been exchanged for shares of common stock and that those shares are outstanding but no common units held by other persons are exchanged for shares of common stock.

(3)                  Assumes that the selling stockholders sell all of their shares of our common stock offered pursuant to this prospectus.  In computing the percentage ownership of a selling stockholder, we have assumed that the common units held by that selling stockholder have been exchanged for shares of common stock and that those shares are outstanding but no common units held by other persons are exchanged for shares of common stock.  This percentage is calculated assuming that each selling stockholder sells all of the shares offered by this prospectus. It is difficult to estimate with any degree of certainty the amount and percentage of shares of common stock that would be held by each selling stockholder after completion of the offering. First, we have the option to satisfy common unit redemption requests by paying the cash value of the units rather than issuing shares of our common stock. The number of shares offered hereby assumes we elect to satisfy all redemption requests by issuing shares. Second, assuming a selling stockholder receives shares of common stock upon redemption of such holder’s common units, such holder may offer all, some or none of such shares.

(4)                  Based on a total of 15,996,826 shares of our common stock outstanding as of May 9, 2012.

(5)                  STAG Investments III, LLC and STAG Investments IV, LLC are managed by management committees of which the controlling members are Benjamin S. Butcher, our Chairman, Chief Executive Officer and President, Gregory W. Sullivan, our Chief Financial Officer, Executive Vice President and Treasurer, and a delegate of affiliates of New England Development, LLC (“NED”). Certain of our executive officers have ownership interests in STAG Investments III, LLC and STAG Investments IV, LLC.

(6)                  STAG GI Investments, LLC is managed by a board of directors of which the controlling members are delegates of entities affiliated with GI Partners.  F. Alexander Fraser, a member of our board of directors, serves as a Managing Director of an affiliate of GI Partners. Certain of our executive officers have ownership interests in STAG GI Investments, LLC.

(7)                  Mr. Butcher is our Chairman, Chief Executive Officer and President.  Net Lease Aggregation Funds, LLC and BSB STAG III, LLC are owned and controlled by Mr. Butcher.

(8)                  STAG III Employees, LLC is managed by an affiliate of Mr. Butcher and owned by certain of our executive officers and employees, including Stephen C. Mecke, our Chief Operating Officer and Executive Vice President, Kathryn Arnone, our Executive Vice President, General Counsel and Secretary, and David G. King, our Executive Vice President and Director of Real Estate Operations.

(9)                  Innovative Promotions, LLC and NED STAG III Residual LLC are owned by affiliates of NED, which provided seed capital and additional lines of credit to our predecessor business. In addition, prior to the formation of our company, Mr. Sullivan, our Chief Financial Officer, Executive Vice President and Treasurer, served as Executive Vice President for Corporate Development for NED from 2002 to 2011.

(10)           Mr. Sullivan is our Chief Financial Officer, Executive Vice President and Treasurer.

PLAN OF DISTRIBUTION

This prospectus relates to:

•                  the issuance by us of up to 7,590,000 shares of our common stock if, and to the extent that, the selling stockholders tender their common units for redemption and we elect, in our sole and absolute discretion, to exchange such common units for common stock in lieu of a cash redemption by our operating partnership; and

•                  the offer and sale, from time to time, by the selling stockholders of some or all of those 7,590,000 shares of common stock issued pursuant to this prospectus in exchange for common units

Our common stock is listed on the NYSE under the symbol “STAG.” We are registering the shares of our common stock to provide the holders with freely tradable securities, but the registration of these shares does not necessarily mean that any of these shares will be offered or sold by the holders.

We have not and will not receive any proceeds from the issuance of the shares of our common stock to the selling stockholders or from the sale of such shares by the selling stockholders.

As used in this prospectus, “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock offered hereby will be borne by the selling stockholders.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of commissions from the selling stockholders and from the purchasers of such shares for whom they may act as agent.

The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters, dealers or agents who may receive fees or commissions in connection with any such sale. The selling stockholders may dispose of the shares or interests therein by a variety of methods, including the following:

•                  on any national securities exchange on which our common stock may be listed at the time of sale, including the NYSE;

•                  in the over-the-counter market;

•                  in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•                  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                  through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  in privately negotiated transactions;

•                  short sales;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  in any combination of the above or by any other legally available means; and

•                  any other method permitted pursuant to applicable law.

Such transactions may or may not involve brokers or dealers. In addition, these transactions may include block transactions (in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction) or crosses (in which the same broker-dealer acts as agent on both sides of the trade). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling stockholders.  None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

Selling stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided the requirements of such rule are met.

The selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of our common stock pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions. While neither we nor any selling stockholder can presently estimate the amount of such compensation, in compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be. However, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s) or underwriter(s), (ii) the number of shares of common stock involved, (iii) the price at which such shares were or will be sold, (iv) the commissions paid or to be paid or discounts or concessions allowed to such broker-dealer(s) or underwriter(s), where applicable, (v) that, as applicable, such broker-dealer(s) or underwriter(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (iv) other facts material to the transaction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.

You also may obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call l-800-SEC-0330 for further information on the operations at the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, DC upon payment of any fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus:

•                our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 9, 2012;

•                the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2012;

•                our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 9, 2012;

•                our Current Reports on Form 8-K filed with the SEC on March 9, 2012, May 8, 2012 and May 9, 2012;

•                the description of our common stock in our registration statement on Form 8-A filed with the SEC on April 8, 2011, including any amendments and reports filed for the purpose of updating such description; and

•                the description of our 9.0% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) in our registration statement on Form 8-A filed with the SEC on October 26, 2011, including any amendments and reports filed for the purpose of updating such description.

In addition to the documents listed above, we incorporate by reference in this prospectus the following financial statements and the reports of PricewaterhouseCoopers LLP from our Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-177131) filed with the SEC on October 26, 2011:

•     STAG Contribution Group

•      Report of Independent Auditors

•      Combined Statements of Revenue and Certain Expenses for the period from January 1, 2011 to April 19, 2011 (unaudited) and the years ended December 31, 2010 and 2009 and the periods from July 28, 2008 to December 31, 2008 and January 1, 2008 to July 27, 2008

•      Notes to Combined Statements of Revenue and Certain Expenses

•     Mooresville Property

•      Report of Independent Auditors

•      Statements of Revenue and Certain Expenses for the period from January 1, 2011 to February 28, 2011 (unaudited) and the year ended December 31, 2010

•      Notes to Statement of Revenue and Certain Expenses

•     Cleveland Property

•      Report of Independent Auditors

•      Statements of Revenue and Certain Expenses for the period from January 1, 2011 to April 5, 2011 (unaudited) and the year ended December 31, 2010

•      Notes to Statement of Revenue and Certain Expenses

•     Lansing Property

•      Report of Independent Auditors

•      Statements of Revenue and Certain Expenses for the period from January 1, 2011 to May 25, 2011 (unaudited) and the year ended December 31, 2010

•      Notes to Statement of Revenue and Certain Expenses

•     Gresham Property

•      Report of Independent Auditors

•      Statements of Revenue and Certain Expenses for the six months ended June 30, 2011 (unaudited) and the year ended December 31, 2010

•      Notes to Statement of Revenue and Certain Expenses

•     Hazelwood Property

•      Report of Independent Auditors

•      Statements of Revenue and Certain Expenses for the six months ended June 30, 2011 (unaudited) and the year ended December 31, 2010

•      Notes to Statement of Revenue and Certain Expenses

•     Louisville Property

•      Report of Independent Auditors

•      Statements of Revenue and Certain Expenses for the six months ended June 30, 2011 (unaudited) and the year ended December 31, 2010

•      Notes to Statement of Revenue and Certain Expenses

No other part or section of our Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-177131) is incorporated by reference in this prospectus.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 15(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

Copies of all documents which are incorporated by reference in this prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus is delivered, upon written or oral request. Requests should be directed to our Corporate Secretary, 99 High Street, 28th Floor, Boston, MA 02110 (telephone number: (614) 574-4777). You also may obtain copies of these filings, at no cost, by accessing our website at www.stagindustrial.com; however, the information found on our website is not considered part of this prospectus or any accompanying prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Hunton & Williams LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of STAG Industrial, Inc. for the period ended December 31, 2011, the audited historical statements of revenue and certain expenses of the North Jackson Property, the Rogers Property, the Spartanburg Property, the Reading Property, and the South Bend Property included in item 9.01(a) of STAG Industrial, Inc.’s Current Report on Form 8-K dated May 9, 2012 and the audited combined statements of revenue and certain expenses of STAG Contribution Group for the years ended December 31, 2010 and 2009 and the periods from January 1, 2008 to July 27, 2008 and July 28, 2008 to December 31, 2008, the statement of revenue and certain expenses of the Mooresville Property for the year ended December 31, 2010, the statement of revenue and certain expenses of the Cleveland Property for the year ended December 31, 2010, the statement of revenue and certain expenses of the Lansing Property for the year ended December 31, 2010, the statement of revenue and certain expenses of the Gresham Property for the year ended December 31, 2010, the statement of revenue and certain expenses of the Hazelwood Property for the year ended December 31, 2010, and the statement of revenue and certain expenses of the Louisville Property for the year ended December 31, 2010, included in STAG Industrial, Inc.'s Amendment No. 1 to the Registration Statement on Form S-11 dated October 26, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                                  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which will be paid by the registrant.

SEC registration fee	$11,678
FINRA filing fee	10,690
Legal fees and expenses (including Blue Sky fees)	40,000
Accounting fees and expenses	30,000
Printing fees	2,500
Miscellaneous	10,000
Total	$104,868

All amounts in the table above, except the SEC registration fee and FINRA filing fee, are estimated. These amounts do not include expenses of preparing and printing any accompanying prospectus supplements, listing fees, trustee fees and expenses, warrant agent fees and expenses, transfer agent fees and other expenses related to offerings of particular securities from time to time. Estimated fees and expenses associated with future offerings will be provided in the applicable prospectus supplement.

Item 15.                                                  Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages, except for liability resulting from:

•                  actual receipt of an improper benefit or profit in money, property or services; or

•                  active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We entered into indemnification agreements with our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law.

The indemnification agreements provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•                the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                the director or executive officer actually received an improper personal benefit in money, property or other services; or

•                with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe his or her conduct was unlawful.

The indemnification agreements also provide that upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•                the court determines the director or executive officer is entitled to indemnification under the applicable section of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•                the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper benefit under the applicable section of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the executive officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, executive officer or employee of our company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

In addition, the indemnification agreements require us to advance reasonable expenses incurred by the indemnitee within 20 days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•                a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•                a written undertaking by or on behalf of the indemnitee to repay the portion of any expenses advanced to the indemnitee relating to claims, issues or matters in a proceeding if it is ultimately established that the standard of conduct was not met.

The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

In addition to the maximum extent permitted by law, our 2011 Equity Incentive Plan provides the members of our board of directors with limited liability with respect to actions taken or decisions made in good faith relating to the plan and indemnification in connection with their activities under the plan.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.                Exhibits.

The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number	Description

3.1

Articles of Amendment and Restatement of STAG Industrial, Inc. (previously filed as an exhibit to the registrant’s registration statement on Form S-11/A (No. 333-168368) filed with the SEC on April 8, 2011 and incorporated herein by reference)

3.2

Articles Supplementary designating the 9.0% Series A Cumulative Redeemable Preferred Stock of STAG Industrial, Inc. (previously filed as an exhibit to the registrant’s post-effective amendment to the registration statement on Form S-11 (No. 333-177131) filed with the SEC on November 2, 2011 and incorporated herein by reference)

3.3

Amended and Restated Bylaws of STAG Industrial, Inc. (previously filed as an exhibit to the registrant’s registration statement on Form S-11/A (No. 333-168368) filed with the SEC on April 8, 2011 and incorporated herein by reference)

4.1

Form of Common Stock Certificate of STAG Industrial, Inc. (previously filed as an exhibit to the registrant’s registration statement on Form S-11/A (No. 333-168368) filed with the SEC on February 16, 2011 and incorporated herein by reference)

4.2

Form of Certificate for the 9.0% Series A Cumulative Redeemable Preferred Stock of STAG Industrial, Inc. (previously filed as an exhibit to the registrant’s registration statement on Form S-11/A (No. 333-177131) filed with the SEC on October 26, 2011 and incorporated herein by reference)

5.1	Opinion of Hunton & Williams LLP re legality

8.1	Opinion of Hunton & Williams LLP re tax matters

10.1

Amended and Restated Agreement of Limited Partnership of STAG Industrial Operating Partnership, L.P. (previously filed as an exhibit to the registrant’s current report on Form 8-K filed with the SEC on April 21, 2011 and incorporated herein by reference)

10.2

First Amendment to the Amended and Restated Agreement of Limited Partnership of STAG Industrial Operating Partnership, L.P. (previously filed as an exhibit to the registrant’s current report on Form 8-K filed with the SEC on November 2, 2011)

10.3

Registration Rights Agreement, dated April 20, 2011, by and among STAG Industrial, Inc., STAG Industrial Operating Partnership, L.P. and the persons named therein (previously filed as an exhibit to the registrant’s current report on Form 8-K filed with the SEC on April 21, 2011 and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Hunton & Williams LLP (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney (included on signature page)

Item 17.                Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 9, 2012.

STAG Industrial, Inc.

By:	/s/ Benjamin S. Butcher
Name: Benjamin S. Butcher
Title: Chief Executive Officer, President and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of STAG Industrial, Inc., hereby severally constitute Benjamin S. Butcher and Gregory W. Sullivan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin S. Butcher	Chief Executive Officer, President and Chairman of the Board (principal executive officer)	May 9, 2012
Benjamin S. Butcher

/s/ Gregory W. Sullivan	Chief Financial Officer, Executive Vice President and Treasurer (principal financial and accounting officer)	May 9, 2012
Gregory W. Sullivan

/s/ F. Alexander Fraser	Director	May 9, 2012
F. Alexander Fraser

/s/ Jeffrey D. Furber	Director	May 9, 2012
Jeffrey D. Furber

/s/ Larry T. Guillemette	Director	May 9, 2012
Larry T. Guillemette

/s/ Francis X. Jacoby III	Director	May 9, 2012
Francis X. Jacoby III

/s/ Hans S. Weger	Director	May 9, 2012
Hans S. Weger

EXHIBIT INDEX

Exhibit Number	Description

3.1

Articles of Amendment and Restatement of STAG Industrial, Inc. (previously filed as an exhibit to the registrant’s registration statement on Form S-11/A (No. 333-168368) filed with the SEC on April 8, 2011 and incorporated herein by reference)

3.2

Articles Supplementary designating the 9.0% Series A Cumulative Redeemable Preferred Stock of STAG Industrial, Inc. (previously filed as an exhibit to the registrant’s post-effective amendment to the registration statement on Form S-11 (No. 333-177131) filed with the SEC on November 2, 2011 and incorporated herein by reference)

3.3

Amended and Restated Bylaws of STAG Industrial, Inc. (previously filed as an exhibit to the registrant’s registration statement on Form S-11/A (No. 333-168368) filed with the SEC on April 8, 2011 and incorporated herein by reference)

4.1

Form of Common Stock Certificate of STAG Industrial, Inc. (previously filed as an exhibit to the registrant’s registration statement on Form S-11/A (No. 333-168368) filed with the SEC on February 16, 2011 and incorporated herein by reference)

4.2

Form of Certificate for the 9.0% Series A Cumulative Redeemable Preferred Stock of STAG Industrial, Inc. (previously filed as an exhibit to the registrant’s registration statement on Form S-11/A (No. 333-177131) filed with the SEC on October 26, 2011 and incorporated herein by reference)

5.1	Opinion of Hunton & Williams LLP re legality

8.1	Opinion of Hunton & Williams LLP re tax matters

10.1

Amended and Restated Agreement of Limited Partnership of STAG Industrial Operating Partnership, L.P. (previously filed as an exhibit to the registrant’s current report on Form 8-K filed with the SEC on April 21, 2011 and incorporated herein by reference)

10.2

First Amendment to the Amended and Restated Agreement of Limited Partnership of STAG Industrial Operating Partnership, L.P. (previously filed as an exhibit to the registrant’s current report on Form 8-K filed with the SEC on November 2, 2011)

10.3

Registration Rights Agreement, dated April 20, 2011, by and among STAG Industrial, Inc., STAG Industrial Operating Partnership, L.P. and the persons named therein (previously filed as an exhibit to the registrant’s current report on Form 8-K filed with the SEC on April 21, 2011 and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Hunton & Williams LLP (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney (included on signature page)